UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 18, 2022

Qualys, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35662	77-0534145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

919 East Hillsdale Boulevard

Foster City, California 94404

(Address of principal executive offices, including zip code)

(650) 801-6100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	QLYS	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 18, 2022, Arjet Skenduli, Chief Accounting Officer and principal accounting officer of Qualys, Inc. (the “Company”), notified the Company of his resignation from the Company, effective June 15, 2022. Mr. Skenduli’s resignation was a personal decision and is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices, including its accounting principles, practices and controls.

Additionally, on May 20, 2022, the Company’s board of directors reappointed Joo Mi Kim, the Company’s Chief Financial Officer, to serve as principal accounting officer in addition to her role as Chief Financial Officer, effective as of June 15, 2022. Ms. Kim has served as our Chief Financial Officer since June 2020 and previously served as principal accounting officer from June 2020 until April 2021. Ms. Kim rejoined us from Impact, a partnership automation technology company, where she served as Chief Financial Officer from September 2019 to June 2020. Ms. Kim previously served as Chief Financial Officer of Aera Technology, an enterprise cognitive technology company, from June 2018 to July 2019, and as Vice President, FP&A, Investor Relations and Operations at Qualys from June 2016 to June 2018. From July 2015 to June 2016, Ms. Kim was Senior Director of Finance at Zynga, a social gaming company. From 2014 to 2015, she was Director of Finance at Anaplan, a planning and performance management platform provider, and from 2012 to 2014, she was Vice President, Finance and Corporate Operations at mLab. Earlier in her career, Ms. Kim was an associate at Foros, an investment bank, from 2009 to 2012, and at J.P. Morgan from 2008 to 2009. Ms. Kim began her career as an economic consultant at Ernst & Young from 2003 to 2006. Ms. Kim holds a Bachelor of Arts degree in Economics from the University of Chicago and Master of Business Administration degree from the Wharton School of the University of Pennsylvania.

There are no arrangements or understandings between Ms. Kim and any other persons pursuant to which she was selected as the Company’s principal accounting officer. There are no family relationships between Ms. Kim and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. The Company has not entered into any transactions with Ms. Kim that would require disclosure pursuant to Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALYS, INC.

By:	/s/ Joo Mi Kim
Joo Mi Kim Chief Financial Officer

Date: May 23, 2022